EXHIBIT 99.2

November 10, 2014 American Science and Engineering, Inc. Q2 Fiscal Year 2015 Earnings Call Presentation

Safe Harbor Statement 2 ©2014 American Science and Engineering, Inc. The foregoing presentation contains statements concerning AS&E’s financial performance, markets and business operations that may be considered “forward-looking” under applicable securities laws. AS&E wishes to caution readers of this material that actual results might differ materially from those projected in any forward-looking statements. Factors which might cause actual results to differ materially from those projected in the forward-looking statements contained herein include the following: significant reductions, delays or cancellations (in full or in part) in procurements of the Company’s systems by the United States and other governments; disruption in the supply of any source component incorporated into AS&E's products; litigation seeking to restrict the use of intellectual property used by the Company; limitations under certain laws on the Company’s ability to protect its own intellectual property; potential product liability claims against the Company; global political trends and events which affect public perception of the threat presented by drugs, explosives and other contraband; global economic developments and the ability of governments and private organizations to fund purchases of the Company’s products to address such threats; the potential insufficiency of Company resources, including human resources, capital, plant and equipment and management systems, to accommodate any future growth; technical problems and other delays that could impact new product development and the Company’s ability to adapt to changes in technology and customer requirements; competitive pressures; lengthy sales cycles both in US government procurement and procurement abroad; and future delays in federal funding. These and certain other factors which might cause actual results to differ materially from those projected are detailed from time to time in AS&E’s periodic reports and registration statements filed with the Securities and Exchange Commission, which important factors are incorporated herein by reference. AS&E undertakes no obligation to update forward looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes in future operating results, financial condition or business over time. Readers are further advised to review the “Risk Factors” set forth in the Company’s Annual Report on Form 10-K, which further detail and supplement the factors described in this Safe Harbor Statement. Among other disclosures, the Risk Factors disclose risks pertaining to that portion of the Company’s business that is dependent on U.S. government contracting as well as international customers. As a contractor with the U.S. government, a significant number of the Company’s government contracts may be terminated at the government’s discretion.

Sales by Product Line – Q2’15 vs. Q2’14 (000’s) 3 ©2014 American Science and Engineering, Inc. Q2'15 Q2'14 Increase/ (Decrease) Cargo Systems $ 4,035 $ 8,911 $ (4,876) Mobile Cargo Systems 2,772 8,434 (5,662) Parcel and Personnel Systems 1,534 2,099 (565) Service 12,062 21,608 (9,546) Other 2,663 2,764 (101) Total Sales $ 23,066 $ 43,816 $ (20,750) Q2’15 Q2’14

Consolidated Statement of Operations – Q2’15 vs. Q2’14 (000’s) 4 ©2014 American Science and Engineering, Inc. Quarter Ended September 30, 2014 September 30, 2013 Increase/ (Decrease) Total net sales and contract revenues $ 23,066 $ 43,816 $ (20,750) Total cost of sales and contracts 13,383 24,610 (11,227) Gross profit 9,683 19,206 (9,523) Expenses: Selling, general and administrative expenses 9,118 6,913 2,205 Research and development costs 6,418 5,172 1,246 Total operating expenses 15,536 12,085 3,451 Operating income (loss) (5,853) 7,121 (12,974) Interest and other income (expense), net (21) 5 (26) Income (loss) before provision for (benefit from) income taxes (5,874) 7,126 (13,000) Provision for (benefit from) income taxes (1,968) 2,387 (4,355) Net income (loss) $ (3,906) $ 4,739 $ (8,645) Income (loss) per share – Basic $ (0.49) $ 0.61 $ (1.10) Income (loss) per share – Diluted $ (0.49) $ 0.60 $ (1.09)

Sales by Product Line – YTD FY’15 vs. YTD FY’14 (000’s) 5 ©2014 American Science and Engineering, Inc. Six Months Ended September 30, 2014 September 30, 2013 Increase/ (Decrease) Cargo Systems $ 13,181 $ 22,529 $ (9,348) Mobile Cargo Systems 14,335 13,242 1,093 Parcel and Personnel Systems 2,299 3,941 (1,642) Service 24,348 43,412 (19,064) Other 4,440 3,776 664 Total Sales $ 58,603 $ 86,900 $ (28,297) YTD FY15 YTD FY14

Consolidated Statement of Operations 6 ©2014 American Science and Engineering, Inc. Six Months Ended September 30, 2014 September 30, 2013 Increase/ (Decrease) Total net sales and contract revenues $ 58,603 $ 86,900 $ (28,297) Total cost of sales and contracts 32,451 48,547 (16,096) Gross profit 26,152 38,353 (12,201) Expenses: Selling, general and administrative expenses 17,309 14,322 2,987 Research and development costs 12,424 9,586 2,838 Total operating expenses 29,733 23,908 5,825 Operating income (loss) (3,581) 14,445 (18,026) Interest and other income (expense), net (106) (3) (103) Income (loss) before provision for (benefit from) income taxes (3,687) 14,442 (18,129) Provision for (benefit from) income taxes (1,235) 4,838 (6,073) Net income (loss) $ (2,452) $ 9,604 $ (12,056) Income (loss) per share - Basic $ (0.31) $ 1.23 $ (1.54) Income (loss) per share - Diluted $ (0.31) $ 1.22 $ (1.53)

Backlog (000’s) 7 ©2014 American Science and Engineering, Inc.

Cash Balance at September 30, 2014 (000’s) 8 ©2014 American Science and Engineering, Inc.

President and CEO Q2 FY’15 Earnings Presentation 9 ©2014 American Science and Engineering, Inc. Chuck Dougherty

Enhancing Shareholder Value We are continuing the dividend of $.50 per share, payable on December 2, 2014 to the holders of record at the close of business on November 25, 2014. Since starting the dividend and repurchase program in Q1’08, we have returned $230M of Capital to our shareholders. 10 ©2014 American Science and Engineering, Inc.

Strategy Pillars 11 ©2014 American Science and Engineering, Inc.

Geographic Expansion North America Public Safety Channel We are already seeing very positive results from our new North American Public Safety Channel. In the first three months we have participated in multiple public safety tradeshows, customer meetings and demonstrations. One demo with a drug interdiction team resulted in a drug seizure valued over $150K. Initial International MINI Z bookings includes orders from all of our key regions: APAC, EU, ME/Africa and CALA Shipped first orders in Q2 12 ©2014 American Science and Engineering, Inc.

Portfolio Expansion MINI Z™ Response to the MINI Z system has been extremely positive in the US and internationally, from potential end-customers. The MINI Z system won a 2014 ASIS International Accolades Award Also selected for the best-in-show "Judge's Choice" Award, from amongst all ASIS Accolades winners. 13 ©2014 American Science and Engineering, Inc.

Managed Services Systems Integration MVS Expanding Service Offering Install Base Services Evolution We continue to evolve our service offerings and strengthen our business development focus on service Expanding Service offering into install base Multi-Vendor Service Leveraging best-in-class service expertise Systems Integration Managed Services Growing momentum as we continue to actively pursue multiple opportunities. We remain confident that we will be successful in this area 14 ©2014 American Science and Engineering, Inc.

Strategy Pillars 15 ©2014 American Science and Engineering, Inc.

Q & A Learn more about AS&E products and technologies at www.as-e.com and follow us on Twitter @ase_detects 16 ©2014 American Science and Engineering, Inc.